Exhibit 21

SUBSIDIARIES OF NISOURCE

as of December 31, 2011

Segment/Subsidiary	State of Incorporation

GAS DISTRIBUTION OPERATIONS

Bay State Gas Company d/b/a Columbia Gas of Massachusetts	Massachusetts

Columbia Gas of Kentucky, Inc.	Kentucky

Columbia Gas of Maryland, Inc.	Delaware

Columbia Gas of Ohio, Inc.	Ohio

Columbia Gas of Pennsylvania, Inc.	Pennsylvania

Columbia Gas of Virginia, Inc.	Virginia

Kokomo Gas and Fuel Company	Indiana

NiSource Retail Services, Inc.	Delaware

ELECTRIC OPERATIONS

Northern Indiana Public Service Company*	Indiana

GAS TRANSMISSION AND STORAGE OPERATIONS

Columbia Gas Transmission, LLC.	Delaware

Columbia Gulf Transmission Company	Delaware

Crossroads Pipeline Company	Indiana

Central Kentucky Transmission Company	Delaware

NiSource Gas Transmission & Storage Company	Delaware

Segment/Subsidiary	State of Incorporation

OTHER OPERATIONS

NiSource Energy Technologies, Inc.	Indiana

NiSource Development Company, Inc.	Indiana

EnergyUSA, Inc.	Indiana

EnergyUSA-TPC Corp.	Indiana

CORPORATE

Columbia Energy Group	Delaware

NiSource Finance Corp.	Indiana

NiSource Capital Markets, Inc.	Indiana

NiSource Corporate Services Company	Delaware

NiSource Insurance Corporation, Inc.	Utah

NIPSCO Accounts Receivable Corporation	Indiana

Columbia Gas of Ohio Receivables Corporation	Delaware

Columbia Gas of Pennsylvania Receivables Corporation	Delaware

* Reported under Gas Distribution Operations and Electric Operations.

2